UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 5, 2017 (June 27, 2017)

LINN ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51719	81-5366183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 TRAVIS STREET, HOUSTON, TEXAS 77002
(Address of Principal Executive Offices) (Zip Code)
(281) 840-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Contribution Agreement
On June 27, 2017, Linn Energy Holdings, LLC (“LEH”) and Linn Operating, LLC (“LOL”, and together with LEH, “Linn”), each of which is a wholly owned subsidiary of Linn Energy, Inc., entered into a contribution agreement (the “Contribution Agreement”) with Citizen Energy II, LLC (“Citizen”) and Roan Resources LLC (the “Company”), a new limited liability company formed to be a joint venture between Linn and Citizen. Pursuant to the terms of the Contribution Agreement, Linn and Citizen agree to each contribute approximately 70,000 net acres located in the Anadarko Basin, Oklahoma to the Company (the “Contribution”). Linn and Citizen will each receive a 50% equity interest in the Company, subject to adjustment, in exchange for the Contribution. The transactions contemplated by the Contribution Agreement are expected to close in the third quarter of 2017, with an effective date of April 1, 2017. Upon closing, the Company will be governed by a board of directors initially composed of four representatives appointed by Linn and four representatives appointed by Citizen.
The Contribution Agreement contains various representations, warranties, covenants and indemnification obligations of Linn, Citizen and the Company that are customary in transactions of this type. The closing is subject to satisfaction or waiver of specified conditions, including the material accuracy of the representations and warranties of Linn, Citizen and the Company. There can be no assurance that these closing conditions will be satisfied.
The Contribution Agreement may be terminated, subject to certain exceptions, (i) by mutual written consent of Linn and Citizen, (ii) resulting from certain material breaches of the Contribution Agreement that remain uncured or unwaived and cause the failure of certain closing conditions, (iii) if the closing has not occurred on or before February 28, 2018, (iv) in the event the conditions related to the Citizen Title Defect Amounts (as defined in the Contribution Agreement), Remediation Amounts for Citizen Environmental Defects (as defined in the Contribution Agreement), the Linn Title Defect Amounts (as defined in the Contribution Agreement), and the Remediation Amounts for Linn Environmental Defects (as defined in the Contribution Agreement) are not satisfied and (v) upon the occurrence of certain other events specified in the Contribution Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, INC. (Registrant)

Date: July 5, 2017	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Title: Senior Vice President, General Counsel and Corporate Secretary